Exhibit 99.1
Progyny, Inc. Announces Fourth Quarter 2024 Results
Reports Quarterly Revenue of $298.4 Million, Reflecting 10.6% Growth
Generated $52.2 Million of Quarterly Operating Cash Flow
Issues Financial Guidance for 2025, Reflecting Tenth Consecutive Year of Revenue Growth

NEW YORK, February 27, 2025 /GlobeNewswire/ - Progyny, Inc. (Nasdaq: PGNY) (“Progyny” or the “Company”), a transformative fertility, family building and women's health benefits solution, today announced its financial results for the three- and twelve-month periods ended December 31, 2024 (“the fourth quarter of 2024” and "the full year", respectively) as compared to the three- and twelve-month periods ended December 31, 2023 (“the fourth quarter of 2023” and “the prior year period”, respectively).

“We're pleased to report that 2024 ended on a strong note, with continued improvement in the pacing of member engagement as compared to what we saw earlier in the year,” said Pete Anevski, Chief Executive Officer of Progyny. “As 2025 begins, we're continuing to see member engagement trending towards historical levels.

“As we enter our tenth year in market, we're continuing to deliver on the promise of value-based care through our unique approach to plan design and benefit management. The cornerstone of our care delivery model is to ensure that we're providing the right solution to members when it's the right time for them to pursue care, because we recognize that every person's journey is unique,” continued Anevski. “Our solutions meet deeply personal needs, and while the right time to pursue care will vary for a relatively small number of members from time to time, our results this quarter affirm that we're addressing highly prevalent conditions fundamentally relevant to women's health and well-being.”

“2024 was a strong year for Progyny, as we achieved record levels of both revenue and Adjusted EBITDA, generating $179 million in cash flow from operations and returning $300 million in capital back to our shareholders through multiple repurchase programs,” said Mark Livingston, Progyny’s Chief Financial Officer.

Fourth Quarter and Full Year 2024 Highlights:

(unaudited; in thousands, except per share amounts)	4Q 2024	4Q 2023	FY 2024	FY 2023
Revenue	$298,431	$269,940	$1,167,221	$1,088,598

Gross Profit	$63,432	$56,894	$253,363	$238,799
Gross Margin	21.3%	21.1%	21.7%	21.9%
Net Income	$10,532	$13,470	$54,336	$62,037

Net Income per Diluted Share[1]	$0.12	$0.13	$0.57	$0.62

Adjusted Earnings per Diluted Share[2]	$0.42	$0.32	$1.64	$1.40

Adjusted EBITDA[2]	$47,514	$43,233	$198,760	$187,076
Adjusted EBITDA Margin[2]	15.9%	16.0%	17.0%	17.2%
1.Net income per diluted share reflects weighted-average shares outstanding as adjusted for potential dilutive securities, including options, restricted stock units, warrants to purchase common stock, and shares issuable under the employee stock purchase plan.
2.Adjusted earnings per diluted share, Adjusted EBITDA, and Adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). Please see Annex A of this press release for a reconciliation of Adjusted earnings per diluted share to earnings per share, and Adjusted EBITDA to net income, the most directly comparable financial measures stated in accordance with GAAP for each of the periods presented. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the impact of taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue.

Financial Highlights
4th Quarter
Revenue was $298.4 million, a 10.6% increase as compared to the $269.9 million reported in the fourth quarter of 2023, primarily as a result of the increase in the number of clients and covered lives. As previously disclosed, a large client did not renew its services agreement for 2025; excluding the contribution of that one client in both periods, fourth quarter revenue increased 11%.
•Fertility benefit services revenue was $187.5 million, a 9% increase from the $171.3 million reported in the fourth quarter of 2023.
•Pharmacy benefit services revenue was $111.0 million, a 13% increase as compared to the $98.6 million reported in the fourth quarter of 2023.

Gross profit was $63.4 million, an 11% increase from the $56.9 million reported in the fourth quarter of 2023, primarily due to the higher revenue. Gross margin was 21.3%, a slight increase from the prior year period.

Net income was $10.5 million, or $0.12 income per diluted share, as compared to the $13.5 million, or $0.13 income per diluted share, reported in the fourth quarter of 2023. The lower net income was due primarily to a higher provision for income taxes driven by the discrete tax impacts of equity compensation, which more than offsets the higher operating profit.

Adjusted EBITDA was $47.5 million, an increase of 10%, from the $43.2 million reported in the fourth quarter of 2023, reflecting the higher gross profit and operating efficiencies realized on our higher revenues. Adjusted EBITDA margin was 15.9%, comparable to the Adjusted EBITDA margin in the fourth quarter of 2023.

Full Year
Revenue was $1,167.2 million, a 7.2% increase as compared to the $1,088.6 million reported in the prior year period, primarily as a result of the increase in our number of clients and covered lives, which was partially offset by the previously-reported variation in usage patterns earlier in the year. Excluding the contribution of the large client who did not renew its services agreement for 2025 in both periods, revenue in 2024 increased 8.5%.
•Fertility benefit services revenue was $729.6 million, a 7.9% increase from the $676.3 million reported in the prior year period.
•Pharmacy benefit services revenue was $437.7 million, a 6.2% increase as compared to the $412.3 million reported in the prior year period.

Gross profit was $253.4 million, an increase of 6.1% from the $238.8 million reported in the prior year period, primarily due to the higher revenue. Gross margin was 21.7%, a slight decrease from the prior year period.

Net income was $54.3 million, or $0.57 income per diluted share, a decrease of $7.7 million as compared to the net income of $62.0 million, or $0.62 income per diluted share, reported in the prior year period. The lower net income was primarily due to a higher provision for income taxes driven by the discrete tax impacts of equity compensation, which more than offsets the higher operating profit and higher interest and other income, net.

Adjusted EBITDA was $198.8 million, an increase of 6.2% from the $187.1 million reported in the prior year period. Adjusted EBITDA margin was 17.0%, as compared to the 17.2% margin in the prior year period. Adjusted EBITDA margin on incremental revenue in 2024 was 14.9% and reflects the impact of declines in cycles per unique female utilizer during certain periods in 2024.

Refer to Annex A for a reconciliation of Adjusted EBITDA to net income, as well as the calculation of Adjusted EBITDA margin on incremental revenue in 2024.

Cash Flow
Net cash provided by operating activities in 2024 was $179.1 million, as compared to $188.8 million in the prior year period. The decrease was due primarily to the benefit in the prior year period from the previously disclosed amended agreements with our pharmacy program partners, as well as the impact of timing of certain working capital items in both periods. Net cash provided by operating activities for the fourth quarter of 2024 was $52.2 million, compared to $37.7 million in the fourth quarter of 2023, primarily due to the impact of timing of certain working capital items in both periods.

Balance Sheet and Financial Position
As of December 31, 2024, the Company had total working capital of approximately $304.1 million and no debt. This included cash and cash equivalents and marketable securities of $228.0 million, a decrease of $7.8 million from the balances as of September 30, 2024, reflecting the stock repurchase activity conducted during the quarter, which was partially offset by cash flow from operations.

During the fourth quarter of 2024, the Company purchased 3,248,298 shares for $52.5 million through its share repurchase programs. In total, the Company has purchased 12,382,193 shares collectively during its programs in 2024, and has used all of its existing authorizations.

Key Metrics
The Company had 473 clients as of December 31, 2024, as compared to 392 clients as of December 31, 2023.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
ART Cycles*	15,839	15,066	61,114	58,013
Utilization – All Members**	0.55%	0.54%	1.31%	1.33%
Utilization – Female Only**	0.48%	0.48%	1.07%	1.09%
Average Members***	6,471,000	5,442,000	6,404,000	5,383,000
* Represents the number of ART cycles performed, including IVF with a fresh embryo transfer, IVF freeze all cycles/embryo banking, frozen embryo transfers, and egg freezing.
** Represents the member utilization rate for all services, including, but not limited to, ART cycles, initial consultations, IUIs, and genetic testing. The utilization rate for all members includes all unique members (female and male) who utilize the benefit during that period, while the utilization rate for female only includes only unique females who utilize the benefit during that period. For purposes of calculating utilization rates in any given period, the results reflect the number of unique members utilizing the benefit for that period. Individual periods cannot be combined as member treatments may span multiple periods.
*** Includes approximately 300,000 members from a single client not reflected in utilization as a result of the client's chosen benefit design.
Financial Outlook
Substantially all of the clients added in the most recent selling season have already launched their benefit, with a handful expected to do so over the coming months. Once all new clients are live in 2025, the Company anticipates having more than 530 clients, representing an estimated 6.7 million covered lives.

“We have continued to see improvement with first quarter member engagement on a seasonally adjusted basis as compared to historical patterns. However, due to the unexpected variability we experienced in 2024, the guidance ranges we're issuing today reflect the possibility that we'll see further variability in engagement in 2025,” said Mr. Anevski.

The Company is providing the following financial guidance for the full year period ending December 31, 2025 and the three-month period ending March 31, 2025:

•Full Year 2025 Outlook:
oRevenue is projected to be $1.175 billion to $1.225 billion, reflecting growth of 1% to 5%
oNet income is projected to be $45.0 million to $53.9 million, or $0.49 to $0.59 per diluted share, on the basis of approximately 92 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $188.0 million to $201.0 million
oAdjusted earnings per diluted share1 is projected to be $1.52 to $1.62

•First Quarter of 2025 Outlook:
oRevenue is projected to be $300.0 million to $318.0 million, reflecting growth of 8% to 14%

oNet income is projected to be $15.0 million to $17.8 million, or $0.17 to $0.20 per diluted share, on the basis of approximately 90 million assumed weighted-average fully diluted-shares outstanding
oAdjusted EBITDA1 is projected to be $53.0 million to $57.0 million
oAdjusted earnings per diluted share1 is projected to be $0.44 to $0.47

1.Adjusted EBITDA and Adjusted earnings per diluted share are financial measures that are not required by, or presented in accordance with, GAAP. Please see Annex A of this press release for a reconciliation of forward-looking Adjusted EBITDA to forward-looking net income and Adjusted net income to net income, the most directly comparable financial measures stated in accordance with GAAP, for the period presented.

Conference Call Information
Progyny will host a conference call at 4:45 P.M. Eastern Time (1:45 P.M. Pacific Time) today, February 27, 2025, to discuss its financial results. Interested participants from the United States may join by calling 1.866.825.7331 and using conference ID 265484. Participants from international locations may join by calling 1.973.413.6106 and using the same conference ID. A replay of the call will be available until March 6, 2025 at 11:59 P.M. Eastern Time by dialing 1.800.332.6854 (U.S. participants) or 1.973.528.0005 (international) and entering passcode 265484. A live audio webcast of the call and subsequent replay will also be available through the Events & Presentations section of the Company’s Investor Relations website at investors.progyny.com.

About Progyny
Progyny (Nasdaq: PGNY) is a transformative fertility, family building and women's health benefits solution, trusted by the nation's leading employers, health plans and benefit purchasers. We envision a world where everyone can realize their dreams of family and ideal health. Our outcomes prove that comprehensive, inclusive and intentionally designed solutions simultaneously benefit employers, patients, and physicians.

Our benefits solution empowers patients with concierge support, coaching, education, and digital tools; provides access to a premier network of fertility and women's health specialists who use the latest science and technologies; drives optimal clinical outcomes; and reduces healthcare costs.

Headquartered in New York City, Progyny has been recognized for its leadership and growth as a TIME100 Most Influential Company, CNBC Disruptor 50, Modern Healthcare’s Best Places to Work in Healthcare, Forbes' Best Employers, Financial Times Fastest Growing Companies, INC. 5000, INC. Power Partners and Crain’s Fast 50 for NYC. For more information, visit www.progyny.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact, including, without limitation, statements regarding our financial outlook for the first quarter and full year 2025, including the impact of our sales season and client launches; our anticipated number of clients and covered lives for 2025; our expected utilization rates and average revenue per utilizing member; the demand for our solutions; our positioning to successfully manage economic uncertainty on our business; the timing of client decisions; our ability to retain existing clients and acquire new clients; and our business strategy, plans, goals and expectations concerning our market position, future operations, and other financial and operating information. The words “anticipates,” “assumes,” “believe,” “contemplate,” “continues, ” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “plans,” “predict,” “potential,” “project,” “seeks,” “should,” “target,” “will,” and the negative of these or similar expressions and phrases are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, without limitation, failure to meet our publicly announced guidance or other expectations about our business; competition in the market in which we operate; our history of operating losses and ability to sustain profitability; unfavorable conditions in our industry or the United States economy; our limited operating history and the difficulty in predicting our future results of operations; our ability to attract and retain clients and increase the adoption of services within our client base; the loss of any of our largest client accounts; changes in the technology industry; changes or developments in the health insurance market; negative publicity in the health benefits industry; lags, failures or security breaches in our computer systems or those of our vendors; a significant change in the utilization of our solutions; our ability to offer high-quality support; positive references from our existing clients; our ability to develop and expand our marketing and sales capabilities; the rate of growth of our future revenue; the accuracy of the estimates and assumptions we use to determine the size of target markets; our ability to successfully manage our growth; reductions in employee benefits spending; seasonal fluctuations in our sales; the adoption of new solutions and services by our clients or members; our ability to innovate and develop new offerings; our ability to adapt and respond to the changing medical landscape, regulations, and client needs, requirements or preferences; our ability to maintain and enhance our brand; our ability to attract and retain members of our management team, key employees, or other qualified personnel; risks related to any litigation against us; our ability to maintain our Center of Excellence network of healthcare providers; our strategic relationships with and monitoring of third parties; our ability to maintain our pharmacy distribution network if there is a disruption to our network or its associated supply chains; our relationship with key pharmacy program partners or any decline in rebates provided by them; our ability to maintain our relationships with benefits consultants; exposure to credit risk from our members; risks related to government regulation; risks related to our business with government entities; our ability to protect our intellectual property rights; risks related to acquisitions, strategic investments, or partnerships; federal tax reform and changes to our effective tax rate; the imposition of state and local state taxes; our ability to utilize a portion of our net operating loss or research tax credit carryforwards; our ability to develop or maintain effective internal control over financial reporting; and our ability to adapt and respond to the changing SEC or stakeholder expectations regarding environmental, social and governance practices. For a detailed discussion of these and other risk factors, please refer to our filings with the Securities and Exchange Commission (the “SEC”), including in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and subsequent reports that we file with the SEC, which are available at http://investors.progyny.com and on the SEC’s website at https://www.sec.gov.

Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. Our actual future results could differ materially from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons.

Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables include the non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per dilutive share are supplemental financial measures that are not required by, or presented in accordance with, GAAP. We believe that these non-GAAP measures, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share include: (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense; (4) it does not reflect other non-operating income and expenses, including interest and other income, net; and (5) it does not reflect tax payments that may represent a reduction in cash available to us. In addition, our non-GAAP measures may not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner as we calculate these measures, limiting their usefulness as comparative measures. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA margin on incremental revenue and Adjusted earnings per diluted share alongside other financial performance measures, including our net income, gross margin, and our other GAAP results.

We calculate Adjusted EBITDA as net income, adjusted to exclude depreciation and amortization; stock-based compensation expense; interest and other income, net; and provision for income taxes. We calculate Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. We calculate Adjusted EBITDA margin on incremental revenue as incremental Adjusted EBITDA in 2024 divided by incremental revenue in 2024. We calculate Adjusted earnings per diluted share as net income per diluted share excluding the impact of stock-based compensation, adjusted for the associated impact of taxes. Please see Annex A: “Reconciliation of GAAP to Non-GAAP Financial Measures” elsewhere in this press release.

For Further Information, Please Contact:
Investors:
James Hart
investors@progyny.com

Media:
Alexis Ford
media@progyny.com

PROGYNY, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2024	2023

ASSETS
Current assets:
Cash and cash equivalents	$162,314	$97,296
Marketable securities	65,640	273,791
Accounts receivable, net of $56,355 and $46,636 of allowances at December 31, 2024 and 2023, respectively	235,324	241,869
Prepaid expenses and other current assets	9,443	27,451
Total current assets	472,721	640,407
Property and equipment, net	12,383	10,213
Operating lease right-of-use assets	17,251	17,605
Goodwill	15,534	11,880
Intangible assets, net	1,303	—
Deferred tax assets	84,933	73,120
Other noncurrent assets	2,977	3,395
Total assets	$607,102	$756,620
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95,097	$125,426
Accrued expenses and other current liabilities	73,530	60,524
Total current liabilities	168,627	185,950
Operating lease noncurrent liabilities	16,413	17,241
Total liabilities	185,040	203,191
Commitments and Contingencies
STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; at December 31, 2024 and 2023, respectively; 97,692,891 and 96,348,522 shares issued; 85,310,698 and 96,348,522 outstanding at December 31, 2024 and 2023, respectively	9	9
Additional paid-in capital	581,596	461,639
Treasury stock, at cost, $0.0001 par value; 12,998,173 and 615,980 shares at December 31, 2024 and 2023, respectively	(303,889)	(1,009)
Accumulated earnings	144,307	89,971
Accumulated other comprehensive income	39	2,819
Total stockholders’ equity	422,062	553,429
Total liabilities and stockholders’ equity	$607,102	$756,620

PROGYNY, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$298,431	$269,940	$1,167,221	$1,088,598
Cost of services	234,999	213,046	913,858	849,799
Gross profit	63,432	56,894	253,363	238,799
Operating expenses:
Sales and marketing	15,616	14,911	63,948	59,488
General and administrative	32,029	28,183	121,960	117,127
Total operating expenses	47,645	43,094	185,908	176,615
Income from operations	15,787	13,800	67,455	62,184
Interest and other income, net	1,871	2,462	15,747	8,507
Income before income taxes	17,658	16,262	83,202	70,691
Provision (benefit) for income taxes	7,126	2,792	28,866	8,654
Net income	$10,532	$13,470	$54,336	$62,037
Net income per share:
Basic	$0.12	$0.14	$0.59	$0.65
Diluted	$0.12	$0.13	$0.57	$0.62
Weighted-average shares used in computing net income per share:
Basic	85,809,325	95,980,425	91,481,995	95,021,175
Diluted	88,914,595	100,748,054	95,448,357	100,672,399

PROGYNY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$54,336	$62,037
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax (benefit) expense	(10,456)	3,745
Non-cash interest income	—	(34)
Depreciation and amortization	3,175	2,281
Loss on disposal of property and equipment	1,414	—
Stock-based compensation expense	128,130	122,611
Bad debt expense	16,396	19,934
Net accretion of discounts on marketable securities	(2,115)	(4,328)
Foreign currency exchange rate loss	—	(8)
Changes in operating assets and liabilities:
Accounts receivable	(9,874)	(21,738)
Prepaid expenses and other current assets	18,018	(22,930)
Accounts payable	(30,268)	16,235
Accrued expenses and other current liabilities	9,924	10,361
Other noncurrent assets and liabilities	425	648
Net cash provided by operating activities	179,105	188,814

INVESTING ACTIVITIES
Purchase of property and equipment, net	(5,405)	(3,644)
Purchase of marketable securities	(170,339)	(429,694)
Sale of marketable securities	376,840	232,813
Acquisition of business, net of cash acquired	(5,304)	—
Net cash provided (used in) by investing activities	195,792	(200,525)

FINANCING ACTIVITIES
Repurchase of common stock	(300,278)	—
Proceeds from exercise of stock options	1,099	4,850
Payment of employee taxes related to equity awards	(12,001)	(17,200)
Proceeds from contributions to employee stock purchase plan	1,300	1,278
Net cash used in financing activities	(309,880)	(11,072)
Effect of exchange rate changes on cash and cash equivalents	1	1
Net increase (decrease) in cash and cash equivalents	65,018	(22,782)
Cash and cash equivalents, beginning of year	97,296	120,078
Cash and cash equivalents, end of year	$162,314	$97,296

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes, net of refunds received	$40,449	$6,181
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Additions of property and equipment, net included in accounts payable and accrued expenses	$249	$421

ANNEX A

PROGYNY, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands)

Costs of Services, Gross Margin and Operating Expenses Excluding Stock-Based Compensation Calculation
The following table provides a reconciliation of cost of services, gross profit, sales and marketing and general and administrative expenses to each of these measures excluding the impact of stock-based compensation expense for each of the periods presented:

	Three Months Ended			Twelve Months Ended
	December 31, 2024			December 31, 2024
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$234,999	$(8,791)	$226,208	$913,858	$(36,799)	$877,059
Gross profit	$63,432	$8,791	$72,223	$253,363	$36,799	$290,162
Sales and marketing	$15,616	$(6,974)	$8,642	$63,948	$(30,490)	$33,458
General and administrative	$32,029	$(15,094)	$16,935	$121,960	$(60,841)	$61,119

Expressed as a Percentage of Revenue
Gross margin	21.3%	2.9%	24.2%	21.7%	3.2%	24.9%
Sales and marketing	5.2%	(2.3)%	2.9%	5.5%	(2.6)%	2.9%
General and administrative	10.7%	(5.1)%	5.7%	10.4%	(5.2)%	5.2%

	Three Months Ended			Twelve Months Ended
	December 31, 2023			December 31, 2023
	GAAP	Stock-Based Compensation Expense	Non-GAAP	GAAP	Stock-Based Compensation Expense	Non-GAAP

Cost of services	$213,046	$(8,523)	$204,523	$849,799	$(34,490)	$815,309
Gross profit	$56,894	$8,523	$65,417	$238,799	$34,490	$273,289
Sales and marketing	$14,911	$(6,626)	$8,285	$59,488	$(27,015)	$32,473
General and administrative	$28,183	$(13,650)	$14,533	$117,127	$(61,106)	$56,021

Expressed as a Percentage of Revenue
Gross margin	21.1%	3.2%	24.2%	21.9%	3.2%	25.1%
Sales and marketing	5.5%	(2.5)%	3.1%	5.5%	(2.5)%	3.0%
General and administrative	10.4%	(5.1)%	5.4%	10.8%	(5.6)%	5.1%

Note: percentages shown in the table may not cross foot due to rounding.

Adjusted Earnings Per Diluted Share Calculation
The following table provides a reconciliation of net income to Adjusted Earnings Per Diluted Share for each of the periods presented:

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income	$10,532	$13,470	$54,336	$62,037
Add:
Stock-based compensation	30,859	28,799	$128,130	122,611
Income tax effect of non-GAAP adjustment	(3,993)	(10,025)	(26,010)	(43,739)
Adjusted Net income	$37,398	$32,244	$156,456	$140,909

Diluted Shares	88,914,595	100,748,054	95,448,357	100,672,399
Adjusted Earnings Per Diluted Share	$0.42	$0.32	$1.64	$1.40

Adjusted EBITDA and Adjusted EBITDA Margin on Incremental Revenue Calculation
The following table provides a reconciliation of Net income to Adjusted EBITDA for each of the periods presented:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income	$10,532	$13,470	$54,336	$62,037
Add:
Depreciation and amortization	868	634	3,175	2,281
Stock‑based compensation expense	30,859	28,799	128,130	122,611
Interest and other income, net	(1,871)	(2,462)	(15,747)	(8,507)
Provision for income taxes	7,126	2,792	28,866	8,654
Adjusted EBITDA	$47,514	$43,233	$198,760	$187,076

Revenue	$298,431	$269,940	$1,167,221	$1,088,598

Incremental Revenue vs. 2023			78,623

Incremental Adjusted EBITDA vs. 2023			11,684

Adjusted EBITDA Margin on Incremental revenue			14.9%

Reconciliation of Non-GAAP Financial Guidance for the Three Months Ending March 31, 2025 and Year Ending December 31, 2025

	Three Months Ending March 31, 2025		Year Ending December 31, 2025
(in thousands)	Low	High	Low	High

Revenue	$300,000	$318,000	$1,175,000	$1,225,000
Net Income	$15,000	$17,800	$45,000	$53,900
Add:
Depreciation and amortization	1,000	1,000	6,000	6,000
Stock-based compensation expense	32,000	32,000	126,000	126,000
Other income, net	(2,000)	(2,000)	(9,700)	(9,700)
Provision for income taxes	7,000	8,200	20,700	24,800
Adjusted EBITDA*	$53,000	$57,000	$188,000	$201,000

	Three Months Ending March 31, 2025		Year Ending December 31, 2025
($ in thousands)	Low	High	Low	High

Net Income	$15,000	$17,800	$45,000	$53,900
Add:
Stock-based compensation	32,000	32,000	126,000	126,000
Income tax effect of non-GAAP adjustment	(7,500)	(7,500)	(31,000)	(31,000)
Adjusted Net income*	$39,500	$42,300	$140,000	$148,900

Diluted Shares	90,000,000	90,000,000	92,000,000	92,000,000
Adjusted Earnings Per Diluted Share	$0.44	$0.47	$1.52	$1.62

* All of the numbers in the tables above reflect our future outlook as of the date hereof.  Net income, Adjusted Net Income and Adjusted EBITDA ranges do not reflect any estimate for other potential activities and transactions, nor do they contemplate any discrete income tax items, including the income tax impact related to equity compensation activity.

Assisted Reproductive Technology (ART) Cycles per Unique Female Utilizer

The following tables provide historical trend and guidance assumptions for average members, female utilization rate, and ART Cycles per Unique Female Utilizer for the full year and quarterly periods presented:

					Guidance Assumptions For:
					Year Ending December 31, 2025
	Year Ending December 31,				Low End as of	High End as of
	2021	2022	2023	2024 [1]	2/27/2025[1]	2/27/2025[1]
Average Members	2,812,000	4,349,000	5,383,000	6,104,000[1]	6,470,000[1,2]	6,470,000[1,2]

Female Utilization Rate	1.07%	1.03%	1.09%	1.07%	1.02%[2]	1.04%[2]

Female Unique Utilizers	30,053	44,600	58,596	65,077	66,300[2]	67,600[2]

ART Cycles	28,413	42,598	58,013	61,114	59,350	61,850

ART Cycles per Unique Female Utilizer	0.95	0.96	0.99	0.94	0.89	0.91

Revenue ($ in millions)	$500.6	$786.9	$1,088.6	$1,167.2	$1,175.0	$1,225.0

1 Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
2 Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members.

Quarterly ART Cycles per Unique Female Utilizer

	Three Months Ending				Year Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
2022	0.50	0.55	0.56	0.58	0.96

2023	0.51	0.55	0.56	0.58	0.99

2024*	0.53	0.54	0.52	0.54	0.94

2025: Low End of Guidance Range**	0.47E				0.89E

2025: High End of Guidance Range**	0.49E				0.91E

*Calculations for 2024 and 2025 exclude approximately 300,000 members from a single client not reflected in female utilizers as a result of the client's chosen benefit design.
** Calculations exclude activity from a large client whose program discontinued for 2025, but who allowed for an extended period of transition of care for certain members. E indicates the estimated value assumed.